EXHIBIT 10 (iii)(w)

AMENDMENT NUMBER 2

TO THE

OVERSEAS SHIPHOLDING GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PLUS

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2002

WHEREAS, Overseas Shipholding Group, Inc. (the “Company”) maintains the Overseas Shipholding Group, Inc. Supplemental Executive Retirement Plan Plus (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board each have the authority to amend the Plan at any time.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2005, as follows:

                                1.             Exhibit C to the Plan is hereby amended to add a new paragraph 9 to read as follows:

“9.           Robert N. Cowen shall be credited with three (3) years extra service consisting of the final year of retention credit for 2005 and two (2) extra years of credited service for purposes of calculating his Supplemental Plus Benefit and death benefit.  The Supplemental Plus Benefit payable to Mr. Cowen shall be paid in a lump sum as soon as administratively feasible following three (3) months after the date on which Mr. Cowen incurs a Termination of Employment.”

IN WITNESS WHEREOF, the Compensation Committee of the Board has caused this Amendment to be executed this 31st day of January, 2005.

OVERSEAS SHIPHOLDING GROUP, INC.

:	By	/s/ Myles R. Itkin
Name: Myles R. Itkin
Title: Senior Vice President